Exhibit 99.7

Contact:

Lee Jacobson
Investor Relations
617.638.2065

News for Immediate Release

First Marblehead Sells Selected Trust Residuals, Expects Reduced Future Tax Obligations and Tax Refund

BOSTON, MA, April 6, 2009 – The First Marblehead Corporation (NYSE: FMD) announced today that it has sold its ownership interest in NC Residuals Owners Trust (the “Trust”).  The Trust is the owner of the residual interests in all fifteen of the National Collegiate Student Loan Trusts (“NCSLT”) which First Marblehead has facilitated.  This transaction does not affect any of First Marblehead’s interests in securitization trusts relating to its GATE transactions. The Company was advised on the transaction by Deutsche Bank Securities Inc., Orrick, Herrington & Sutcliffe LLP and Sonnenschein Nath & Rosenthal LLP.

The sale is expected to generate a cash refund for taxes previously paid, as the Company has been required to pay taxes on the expected residual cash flows from the NCSLT Trusts before it actually receives those cash flows.  Prior to this transaction, the company has paid in excess of $195 million on taxable income associated with their interests in the NCSLT residuals over the past 7 years.  The Company estimates that it would be required to pay approximately $430 million in additional taxes over the remaining life of the residuals, with approximately $370 million to be paid prior to the residuals generating sufficient annual cash flows to offset the tax payments.  As a result of the transaction, the Company expects to eliminate any tax obligations from these residuals in their entirety.

The refund is expected to be received by the Company in 2009 and 2010.

The Company has also entered into an Asset Services Agreement with the purchaser of the Trust pursuant to which the Company has agreed to provide certain portfolio services for an annual fee based on the aggregate outstanding principal balance of the student loans owned by the NCSLT Trusts.  The advisory fee will be earned but will not be paid until residual cash flows are distributed by the NCSLT Trusts.  If First Marblehead completes its obligations under the Asset Services Agreement as anticipated, the Company expects total revenues between the years 2009 and 2038, to be approximately $500 million, on an undiscounted, pre-tax basis, using current management assumptions regarding loan performance.

First Marblehead continues to have rights to additional structural advisory fees from the NCSLT Trusts and will continue to publish on its website its management assumptions as well as static pool data regarding performance of these trusts.  In addition, First Marblehead Data Services, Inc. will continue to serve as administrator of the NCSLT Trusts.

Daniel Meyers, First Marblehead’s Chief Executive Officer and President, said, “Management is pleased to have completed this transaction, which will significantly enhance our unrestricted cash. With respect to the residual interests, the Company has paid income taxes on these residual interests without receiving any cash from these trusts.  By completing this transaction, we expect not only to stop the cash burn from these tax payments, but also to recapture a significant portion of the taxes that the Company has paid to date on these residuals.  In addition, we will assist the Purchaser with a host of portfolio management and data services throughout the life of the NCSLT Trusts, for which we expect to receive contractual fees.  This ensures that First Marblehead’s interests continue to be aligned with those of the bondholders of these trusts.”

Meyers continued, “As we begin to see the rationalization of the credit markets, First Marblehead will facilitate loans to students in the private education finance market, working with partners to produce products and portfolios that are in line with evolving funding conditions.  We are actively engaged in advising clients, administering trusts, originating third-party loans and structuring new and innovative products.  Having materially more unrestricted cash at our disposal makes the firm substantially stronger during these turbulent times.”

The Company has filed with the Securities and Exchange Commission a current report on Form 8-K with additional transaction details.

About The First Marblehead Corporation – First Marblehead helps meet the growing demand for private education loans by offering national and regional financial institutions and educational institutions an integrated suite of design, implementation and capital market services for student loan programs. First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally-guaranteed loans before considering private education loans, please see www.SmartBorrowing.org.  For more information, go to www.firstmarblehead.com.

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Safe Harbor Statement – Statements in this press release regarding any future tax liabilities, the elimination of any future tax liability, the timing and size of any potential tax refund, the timing or amount of residual cash flows generated by the NCSLT Trusts, provision of services pursuant to the asset services agreement, the receipt of any future fees and the amount of such fees, First Marblehead’s business prospects or future liquidity, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon our historical performance, the historical performance of NCSLT Trusts and on our plans, estimates and expectations as of April 6, 2009. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates or expectations contemplated by us will be achieved. In particular, the U.S. federal and state income tax consequences arising in connection with the transactions (collectively, the “Transactions”) between First Marblehead and the purchaser (the “Purchaser”) related to the transfer of the trust certificate of NC Residuals Owners Trust (the “Trust Certificate”) are complex and uncertain. You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause our actual financial or operating performance, including the performance of the NCSLT Trusts and resulting cash flows, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: U.S. federal or state income tax treatment of any aspect of the Transactions; any investigation, audit, claim, action or suit relating to the federal or state income tax treatment of any aspect of the Transactions, including any such proceeding initiated by the Internal Revenue Service; the performance by the Purchaser and its affiliates of each of their respective obligations in connection with the Transactions, including full compliance with representations, warranties and covenants; any dispute relating to the foregoing or the Transactions, including any third-party dispute challenging the Transactions; the enforceability of the agreements executed in connection with the

Transactions; degradation of credit quality or performance of the loan portfolios of the NCSLT Trusts; economic, regulatory, competitive and other factors affecting prepayment, default and recovery rates on the NCSLT Trusts’ loan portfolio; developments in the bankruptcy proceedings of The Education Resources Institute, Inc.; and the other factors set forth under the caption “Item 1A. Risk Factors” in First Marblehead’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on February 9, 2009. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

© 2009 First Marblehead